                                                                    EXHIBIT 99.3

                           HINES HORTICULTURE, INC.

                        UNAUDITED PRO FORMA INFORMATION

On March 3, 2000, Hines Horticulture, Inc. (the "Company") executed a purchase agreement to acquire (i) substantially all of the assets and assume certain liabilities of Lovell Farms, Inc., and Botanical Farms, Inc.; (ii) the capital stock of Enviro-Safe Laboratories, Inc.; and (iii) the partnership interest of Lovell Properties (collectively referred to as "Lovell"). Lovell is a supplier of bedding and holiday plants to independent garden centers, home centers, mass merchandisers and other professional customers in the southeastern United States.

The acquisition was accounted for by the purchase method of accounting and accordingly, the operating results of Lovell from the acquisition date will be recorded in the Company's consolidated financial statements. The purchase price, excluding the assumption of ordinary course liabilities, was $92 million. Additionally, under the terms of the purchase agreement, the Company may be required to make additional payments of up to $12.5 million, contingent upon Lovell achieving certain operating results during 2000 and 2001. In connection with the Lovell acquisition, the Company entered into an amendment to its existing senior credit facility (the "Amended Senior Credit Facility") to provide for a new $100 million term loan and a $15 million increase in the Company's existing working capital revolving credit facility. The term loan requires annual principal payments of $1 million through December 31, 2003, $47 million in fiscal year 2004 and the remaining balance in fiscal year 2005. The term loan and revolving credit facility interest rate is a percentage spread over the U.S. prime rate and the Eurodollar rate depending upon the Company's quarterly leverage and interest rate coverage ratios as defined in the Amended Senior Credit Facility. The term loan and revolving credit facility are secured by substantially all of the assets and common stock of the Company's domestic subsidiaries and 65% of the common stock of its foreign subsidiary. The Lovell acquisition was financed with the term loan described herein.

The following unaudited pro forma combined consolidated balance sheet as of December 31, 1999 assumes that the acquisition of Lovell had occurred on December 31, 1999. The unaudited pro forma combined consolidated statement of operations is derived from the historical consolidated financial statements of the Company and Lovell and assumes that the acquisition of Lovell had occurred on January 1, 1999.

The unaudited pro forma combined consolidated financial statements are presented for information purposes only, do not purport to constitute complete financial statements, and are not necessarily indicative of future operating results. The pro forma statements also do not include complete footnotes and certain financial presentations normally required for complete financial statements under generally accepted accounting principles. Accordingly, the pro forma combined consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the three years ended December 31, 1999, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations, included on the Annual Report on Form 10-K filed on March 27, 2000.

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                            HINES HORTCULTURE, INC.
                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                 BALANCE SHEET
                            As of December 31, 1999
                                (in thousands)

                                                                                                PRO FORMA
                                                                   HINES          LOVELL       ADJUSTMENTS             TOTAL
                                                                -----------    -----------    -------------          -----------
ASSETS
------

               CURRENT ASSETS:
      Cash                                                     $        -     $   10,298                            $   10,298
      Accounts receivable, net                                     37,196          3,983           1,090   (B)          42,269
      Inventories                                                 144,915          7,834                               152,749
      Prepaid expenses and other current assets                     5,204             91                                 5,295
                                                               -----------    -----------    ------------           -----------

                   Total current assets                           187,315         22,206           1,090               210,611

FIXED ASSETS, net                                                 169,317          8,587           1,636   (A)         179,540

DEFERRED FINANCING EXPENSES, net                                    3,327              -                                 3,327

OTHER ASSETS                                                            -            749                                   749

GOODWILL, net                                                      58,822              0          70,723   (A)         129,545
                                                               -----------    -----------    ------------           -----------
                           Total assets                        $  418,781     $   31,542     $    73,449            $  523,772
                                                               ===========    ===========    ============           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

               CURRENT LIABILITIES:
      Accounts payable                                         $   18,282     $    3,479                            $   21,761
      Accrued liabilities                                           8,618          2,596                                11,214
      Accrued payroll and benefits                                  7,402                                                7,402
      Accrued interest                                              4,926                                                4,926
      Other current liabilities                                         -            640                                   640
      Long-term debt, current portion                              12,730            395                                13,125
      Borrowings on revolving credit facility                      34,750          2,698                                37,448
      Deferred income taxes                                        46,565              -                                46,565
                                                               -----------    -----------    ------------           -----------
              Total current liabilities                           133,273          9,808                               143,081

LONG-TERM DEBT                                                    195,677          2,254          93,049   (A)         290,980

DEFERRED INCOME TAXES                                              15,081           (120)                               14,961

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
      Common Stock                                                    221              1              (1)  (A)             221
      Additional paid in capital                                  127,938          6,971          (6,971)  (A)         127,938
      Notes receivable from shareholders                             (173)        (1,090)          1,090   (B)            (173)
      Deficit/Retained earnings                                   (49,145)        13,718         (13,718)  (A)         (49,145)
      Accumulated other comprehensive loss                         (4,091)                                              (4,091)
                                                               -----------     ----------    ------------           -----------
                          Total shareholders' equity                74,750         19,600         (19,600)               74,750
                                                               -----------     ----------    ------------           -----------
          Total liabilities and shareholders' equity           $   418,781     $   31,542     $    73,449            $  523,772
                                                               ===========     ==========    ============           ===========

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                            HINES HORTCULTURE, INC.
                  UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                           STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1999
                     (in thousands, except per share data)

                                                                                             PRO FORMA
                                                     HINES              LOVELL              ADJUSTMENTS             TOTAL
                                                 -------------       -------------         ------------          -------------
Sales, net                                         $   277,650       $       52,716                               $    330,366
Cost of goods sold                                     139,921               15,867                                    155,788
                                                 -------------       --------------        ------------          -------------

  Gross profit                                         137,729               36,849                                    174,578
                                                 -------------       --------------        ------------          -------------

Selling and distribution expenses                       65,234               11,445                                     76,679
General and administrative expenses                     28,835               21,898               1,551  (C)(E)         52,284
Other operating expenses (income)                        1,438                 (112)                                     1,326
                                                 -------------       --------------        ------------          -------------
  Total operating expenses                              95,507               33,231               1,551                130,289
                                                 -------------       --------------        ------------          -------------

  Operating income                                      42,222                3,618              (1,551)                44,289
                                                 -------------       --------------        ------------          -------------

Other expenses
  Interest                                              17,408                  371               8,645    (D)          26,424
  Amortization of deferred financing expenses              750                    -                                        750
                                                 -------------       --------------        ------------          -------------
                                                        18,158                  371               8,645                 27,174
                                                 -------------       --------------        ------------          -------------

Income before provision for income taxes                24,064                3,247             (10,196)                17,115

Income tax provision                                     8,644                 (106)             (2,388) (F)(G)          6,150
                                                 -------------       --------------        ------------          -------------

Net income                                         $    15,420       $        3,353        $     (7,808)          $     10,965
                                                 =============       ==============        ============          =============

Basic and diluted net income per share:            $      0.70                                                    $       0.50
                                                 =============                                                   =============

Weighted average shares outstanding--Basic          22,072,549                                                      22,072,549
                                                 =============                                                   =============

Weighted average shares outstanding--Diluted        22,072,549                                                      22,072,549
                                                 =============                                                   =============

                           HINES HORTICULTURE, INC.

   NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

In connection with the Company's acquisition of Lovell, the Company paid approximately $92 million in cash to acquire substantially all the assets and assume certain liabilities of Lovell. The Company incurred acquisition related expenses of approximately $1 million in connection with this acquisition. The transaction was accounted for as a purchase with the purchase price allocation being based on the estimated fair values of the acquired assets and liabilities assumed.

Note 2 - Non-Recurring Items Included in the Pro Forma Combined Consolidated Statement of Operations

Included in the Lovell historical statement of operations for the year ended December 31, 1999 are certain acquisition related bonuses and employee benefits totalling approximately $6.6 million. These bonuses are not considered recurring events and as such, are not expected to have a continuing impact on future operating results.

Note 3 - Pro Forma Adjustments

     (A) To reflect the elimination of Lovell's equity accounts and the preliminary allocation of the purchase price to the tangible and intangible assets acquired. These allocations are subject to change based upon the finalization of managements estimates of the purchase price allocation and as other valuation information is received.

     (B) To reflect a reclassification of a note receivable from a former shareholder from shareholders' equity to accounts receivable.

     (C) To reflect the amortization of goodwill over 35 years on a straight-line basis.

     (D) To reflect an increase in interest expense on the additional debt incurred to finance the Lovell acquisition.

     (E) To conform fixed asset capitalization accounting policies used by Lovell's to the accounting policies used by the Company.

     (F) To reflect the estimated tax effects of pro forma adjustments at the effective rate in effect during the year ended December 31, 1999.

     (G) To reflect Lovell tax provision calculated at Hines effective tax rate.